Exhibit 13.2

TOURNIGAN ENERGY LTD.
Unit 1 – 15782 Marine Drive
White Rock, B.C. V4B 1E6

Tel:  (604) 536-2711
Fax: (604) 536-2788

Certification of CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Tournigan Energy Ltd. (the “Company”) on Form 20-F for the year ended September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Doris Meyer, as Chief Financial Officer of the Company hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of her knowledge, that:

(1)	The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:           March 30, 2010

“signed” Doris Meyer
______________________________________________
Doris Meyer, Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.